                                                                    EXHIBIT 99.1

Contacts:  Kenneth G. Torosian, SVP & CFO
         Applied Graphics Technologies
         (212) 716-6689

                                                           FOR IMMEDIATE RELEASE

                     APPLIED GRAPHICS TECHNOLOGIES REPORTS
                           FIRST QUARTER 2003 RESULTS

     NEW YORK, MAY 15, 2003 -- Applied Graphics Technologies, Inc. (AMEX: AGD), today reported results for the three months ended March 31, 2003.

     The Company's revenues in the first quarter of 2003 of $97.7 million were in line with the $98.5 million of revenue in the 2002 period. Gross profit increased to $32.8 million in the first quarter of 2003 from $30.9 million in the comparable quarter of 2002, and as a percentage of revenue increased to 33.5% in the 2003 quarter from 31.3% in the 2002 quarter. This increase in both gross profit and margin was due primarily to the benefits realized from the Company's cost cutting and integration efforts. The Company had operating income of $1.8 million in the 2003 quarter as compared to $0.3 million in the 2002 period.

     As previously disclosed, the Company has been pursuing an overall recapitalization that would include an infusion of outside equity and the settlement, at a significant discount, of amounts due to the Company's senior lenders for amounts borrowed under the Company's credit facility, amounts due to holders of the Company's subordinated notes, and amounts due to holders of preference shares of a subsidiary of the Company. One set of discussions with a third party earlier this year resulted in an offer being made that was accepted by most of the Company's senior lenders, in both number of lenders and dollar amount of commitment, but was rejected by a few of the senior lenders for not containing sufficient consideration. Another third party is currently in advanced discussions with the Company, the Company's senior lenders, certain holders of the Company's subordinated notes, and certain holders of preference shares of a subsidiary of the Company regarding an alternative offer. The alternative offer would be conditioned on the acquisition of all existing senior debt, subordinated notes, preference shares, and the Company's common stock. Discussions to date in connection with this offer have led to agreements in principle being reached with the Company's senior lenders and holders of more than 50% of the Company's subordinated notes, and include an offer to acquire the Company under which the holders of the Company's common stock would not receive significant consideration. There can be no assurances as to the terms or the success of any recapitalization or acquisition transaction, or that mutually satisfactory documentation for any such transaction can be achieved.

     Applied Graphics Technologies, Inc., provides digital media asset management services across all forms of media, including print, broadcast, and the Internet and is a leading application service provider for the on-line management of brands. AGT offers a variety of digital imaging and related services to major corporations, which include magazine and newspaper publishers, advertisers and their agencies, entertainment companies, catalogers, retailers, and consumer goods and packaging companies. From locations across the United States, the United Kingdom, and Australia, AGT supplies a complete range of services that are tailored to provide solutions for specific customer needs, with a focus on improving and standardizing the management and delivery of visual communications for clients on a local, national, and international basis. Additionally, AGT provides a wide range of advertising and marketing-related creative services for customers, primarily in retailing.

     Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are inherently subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward-looking statements. Such factors are described in the Company's SEC filings, including its Quarterly Reports on Forms 10-Q and its Annual Report on Form 10-K.

     Additional information about Applied Graphics Technologies can be obtained by visiting the AGT website: http://www.agt.com.

                                (tables follow)

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2003        2002
                                                              --------   ----------
                                                                   (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT
                                                               PER-SHARE AMOUNTS)
Revenues....................................................  $97,746    $  98,521
Cost of revenues............................................   64,965       67,665
                                                              -------    ---------
Gross profit................................................   32,781       30,856
Gross profit percentage.....................................     33.5%        31.3%
Selling, general and administrative expenses................   30,998       30,557
                                                              -------    ---------
Operating income before amortization and other charges......    1,783          299
Amortization of intangibles.................................       91           80
Gain on disposal of property and equipment..................      (75)        (116)
                                                              -------    ---------
Operating income............................................    1,767          335
Interest expense............................................   (4,277)      (4,089)
Interest income.............................................       65           57
Other income (expense) -- net...............................        6          (96)
                                                              -------    ---------
Loss from continuing operations before benefit for income
  taxes and minority interest...............................   (2,439)      (3,793)
Benefit for income taxes....................................     (854)        (515)
                                                              -------    ---------
Loss before minority interest...............................   (1,585)      (3,278)
Minority interest...........................................     (660)        (588)
                                                              -------    ---------
Loss from continuing operations.............................   (2,245)      (3,866)
Loss from discontinued operations...........................                (6,195)
Cumulative effect of change in accounting principle.........              (327,875)
                                                              -------    ---------
Net loss....................................................  $(2,245)   $(337,936)
                                                              =======    =========
Basic and diluted loss per common share:
Loss from continuing operations.............................  $ (0.25)   $   (0.43)
Loss from discontinued operations...........................                 (0.68)
Cumulative effect of change in accounting principle.........                (36.16)
                                                              -------    ---------
Total.......................................................  $ (0.25)   $  (37.27)
                                                              =======    =========
Weighted average number of common shares:
  Basic.....................................................    9,148        9,068
  Diluted...................................................    9,148        9,068

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                        CONSOLIDATED BALANCE SHEET DATA

                                                              MARCH 31,    DECEMBER 31,
                                                                 2003          2002
                                                              ----------   -------------
                                                                     (UNAUDITED)
                                                              (IN THOUSANDS OF DOLLARS)
ASSETS
Current assets:
Cash and cash equivalents...................................  $   7,317      $   4,724
Trade accounts receivable (net of allowances of $7,655 in
  2003 and $7,832 in 2002)..................................     86,654         90,102
Due from affiliates.........................................        603            405
Inventory...................................................     17,789         16,608
Prepaid expenses............................................      4,598          4,629
Deferred income taxes.......................................     14,104         14,104
Other current assets........................................      2,464          2,830
                                                              ---------      ---------
Total current assets........................................    133,529        133,402
Property, plant and equipment -- net........................     54,768         56,906
Other intangible assets -- net..............................      1,273          1,364
Deferred income taxes.......................................      1,823          1,753
Other assets................................................     10,132         10,157
                                                              ---------      ---------
Total assets................................................  $ 201,525      $ 203,582
                                                              =========      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable............................................  $  12,551      $  14,932
Accrued expenses............................................     47,306         57,377
Current portion of long-term debt and obligations under
  capital leases............................................      8,840         14,050
Due to affiliates...........................................        734            442
Restructuring liabilities...................................      8,955         10,585
Other current liabilities...................................     24,167         23,722
                                                              ---------      ---------
Total current liabilities...................................    102,553        121,108
Long-term debt..............................................    169,098        150,008
Subordinated notes..........................................     29,328         29,894
Obligations under capital leases............................        153            204
Other liabilities...........................................     10,898         11,685
                                                              ---------      ---------
Total liabilities...........................................    312,030        312,899
                                                              ---------      ---------
Commitments and contingencies
Minority interest -- Redeemable Preference Shares issued by
  subsidiary................................................     42,524         42,045
                                                              ---------      ---------
Total stockholders' deficit.................................   (153,029)      (151,362)
                                                              ---------      ---------
Total liabilities and stockholders' deficit.................  $ 201,525      $ 203,582
                                                              =========      =========